FIRST Quarter 2024 Earnings Presentation May 1, 2024 Exhibit 99.2

DISCLAIMER Forward-Looking Statements This presentation contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements are not historical facts but rather are based on ACRES Commercial Realty Corp.’s (“ACR’s” or the “Company’s”) current beliefs, assumptions and expectations. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to ACR or are within its control. If a change occurs, its business, financial condition, liquidity and results of operations may vary materially from those expressed in the forward-looking statements. You should not place undue reliance on these forward-looking statements, which reflect ACR’s view only as of the date of this presentation. ACR uses words such as “anticipate,” “expect,” “intend,” “plan,” “believe,” “seek,” “estimate,” “target,” and variations of these words and similar expressions to identify forward-looking statements. Forward-looking statements are subject to various risks and uncertainties that could cause actual results to vary from its forward-looking statements, including, but not limited to: The adequacy of its cash reserves and working capital; The timing of cash flows, if any, from its investments; Unanticipated increases in financial and other costs, including a rise in interest rates; Its ability to maintain compliance with over-collateralization and interest coverage tests in its collateralized debt obligations (“CDOs”) and/or collateralized loan obligations (“CLOs”); Its dependence on ACRES Capital, LLC, its “manager”, and ability to find a suitable replacement in a timely manner, or at all, if its manager or the Company were to terminate the management agreement; Environmental and/or safety requirements; Its ability to satisfy complex rules in order for ACR to qualify as a real estate investment trust (“REIT”), for federal income tax purposes and qualify for its exemption under the investment company act of 1940, as amended, and its ability and the ability of its subsidiaries to operate effectively within the limitations imposed by these rules; Legislative and regulatory changes (including changes to laws governing the taxation of REITs or the exemptions from registration as an investment company); and Other factors discussed under item IA. Risk factors in its annual report on form 10-K for the year ended December 31, 2023 and those factors that may be contained in any subsequent filing ACR makes with the Securities and Exchange Commission. Changes in the industry, interest rates, the debt securities markets, real estate markets or the general economy; Increased rates of default and/or decreased recovery rates on its investments; The performance and financial condition of its borrowers; The cost and availability of its financings, which depend in part on its asset quality, the nature of its relationships with its lenders and other capital providers, its business prospects and outlook and general market conditions; The availability and attractiveness of terms of additional debt repurchases; Availability, terms and deployment of short-term and long-term capital; Availability of, and ability to retain, qualified personnel; Changes in its business strategy; Availability of investment opportunities in commercial real estate-related and commercial finance assets; The degree and nature of its competition; The resolution of its non-performing and sub-performing assets; The long-term macroeconomic effects of the novel coronavirus, COVID-19; The Company’s ability to comply with financial covenants in its debt instruments; ACRESREIT.COM

DISCLAIMER Forward-Looking Statements (continued) In light of these risks and uncertainties, the forward-looking events and circumstances discussed in this presentation might not occur and actual results, performance or achievement could differ materially from those anticipated or implied in the forward-looking statements. The Company undertakes no obligation, and specifically disclaims any obligation, to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Past Performance Past performance is not indicative of future results. There is no guarantee that any investment strategy referenced herein will work under all market conditions. Prior to making any investment decision, you should evaluate your ability to invest for the long-term, especially during periods of downturns in the market. You alone assume the responsibility of evaluating the merits and risks associated with any potential investment or investment strategy referenced herein. Notes on Presentation This presentation contains information regarding financial results that is calculated and presented on the basis of methodologies other than in accordance with accounting principles generally accepted in the United States (“GAAP”), which management believes is relevant to assessing ACR’s financial performance. Please refer to page 16 for the reconciliation of Net Income (Loss), a GAAP financial measure, to Earnings Available for Distribution (“EAD”), a non-GAAP financial measure. Unless otherwise indicated, information included in this presentation is at or for the period ended March 31, 2024. Definitions Refer to page 19 for a description of certain terms not otherwise defined or footnoted, including EAD, Benchmark Rate, Book Value, and other key terms. This presentation is for informational purposes only and does not constitute an offer to sell or the solicitation of any offer to buy any securities of ACR or any other entity. Any offering of securities would be made pursuant to separate documentation and any such securities would not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. No Offer or Sale of Securities ACRESREIT.COM

Highlights Earnings and capital gains can be retained through tax assets to increase book value Manager is focused on delivering shareholder value through EAD1 growth and share repurchases ACRESREIT.COM Percentage of Multifamily-focused CRE in Loan Portfolio 79% Per Share-Diluted GAAP Net Income / EAD $0.07 / $0.16 1Q24 Net CRE Loan Repayments $69.4M $27.25 Book Value Per Share at March 31, 2024 Total Liquidity at March 31, 2024 $92.1M 1 Refer to page 16 for the reconciliation of Net Income (Loss), a GAAP financial measure, to EAD, a non-GAAP financial measure Percentage of CRE loan portfolio current on payments 92%

$1.8B FIRST Quarter Results Financial Results Book Value CRE Loan Activity & CRE Portfolio Capitalization & Liquidity ACRESREIT.COM Total liquidity at March 31, 2024 $92.1M of asset-specific borrowings were composed of non-recourse, non-mark-to-market CLO financings 80% $162.9M of net investments in real estate and properties held for sale 92% of the par value of the CRE loan portfolio is current on payments of the par value of the CRE loan portfolio is rated 4 or 5 17% Comprising 66 loans with a weighted average LTV of 77% CRE loan portfolio at par value $69.4M of net loan repayments Includes $(0.61) due to $4.9M provision for CECL reserves offset by $0.73 due to a $5.8M gain on conversion of real estate from a completed deed-in-lieu 14.4% annual increase since ACRES acquisition in 3Q20 $27.25 Book value up from $26.65 in 4Q23 and up from $24.51 in 1Q23 EAD1 for 1Q24 $0.16 $0.07 GAAP net income per share-diluted 1 Refer to page 16 for the reconciliation of Net Income (Loss), a GAAP financial measure, to EAD, a non-GAAP financial measure

BALANCE SHEET OVERVIEW

1Q24 Balance Sheet Overview

Total Assets ($B)	**$2.1**
Total Liquidity ($M)	**$92.1**
CRE Whole Loans, at par ($B) WA Spread	**$1.8** 3.78%
CECL Reserve – General ($M) Per BV Share / Basis Points	**$29.0** $3.78/1.63%
CECL Reserve – Specific ($M) Per BV Share / Basis Points	**$4.7** $0.61/0.26%
Investments in Real Estate and Properties Held for Sale, net[3] ($M) Number of Investments	**$162.9** 6
Total Borrowings ($B) Leverage Ratio	**$1.6** 3.7x
Asset Specific Borrowings ($B) WA Spread	**$1.4** 1.96%
Corporate Debt ($M) WA Coupon	**$201.5** 6.72%
Preferred and Common Equity[4] ($M) Dividend %: WA Preferred / Common	**$224.0/$219.2** 8.26% / NA

Summary of Changes to Book Value per Share [1,2]



$26.65
$0.07
$0.05
$0.41
$0.07
$27.25
Book Value Dec `23
Net Income
Other Comprehensive Income
Stock Repurchases
Equity Compensation and Vested Shares
Book Value Mar `24

Capitalization

$2.1B
Total Capitalization



21% Stockholders' equity
8% Term warehouse financing facilities (limited recourse)
3% Senior secured financing facility (limited recourse)
3% Mortgage Payable (limited recourse)
10% Corporate Debt - TRUPS & 5.75% Notes (no guarantee)
55% Securitization notes payable (non-recourse)

[1] Per share adjustments are calculated based on the share count outstanding of 7,660,620 utilized in the calculation of book value at March 31, 2024
[2] At March 31, 2024, $5.6 million remains available under this repurchase program
[3] Investments in real estate and properties held for sale are shown net of related financings and real estate related lease obligations
[4] Includes $10.4 million of non-controlling interests

ACRESREIT.COM 6

$98 Loans held for investment, at amortized cost $1,775.0 CECL Reserves ($33.7) CRE whole loans, floating-rate WA 1M BR + 3.78% WA 1M BR Floor2 0.74% WA CRE loan portfolio LTV 77% Total number of CRE loans 66 Average CRE whole loan size, at par $27.3 WA Risk Rating, at par 2.6 CRE Loan Portfolio Overview CRE Loan Summary 1 Balance by Region 1,3 ACRESREIT.COM 1 All $ amounts are in millions and the percentages for region and property type disclosures are based on total carrying value of the CRE loans 2 At March 31, 2024, all CRE whole loans are now indexed only to SOFR and the WA benchmark rate was 5.36% 3 Texas (26.7%) and Florida (14.9%) were the states with the highest concentrations. Based on regions identified by the National Council of Real Estate Investment Fiduciaries (NCREIF) Total Loan Count 70 Total Loan Count 66 Loan Portfolio Activity, at par 1 Property Type 1 Multifamily 79.1% Office 13.5% Hotel 4.1% Self-storage 2.8% Retail 0.5% Pacific 9.6% Mountain 15.8% Southwest 26.7% West North Central 2.3% East North Central 2.7% Southeast 21.1% Mid Atlantic 13.6% Northeast 8.2%

Fully Extended Loan and Interest Rate Cap Maturities ($ in millions at par) CRE Loan Portfolio Maturity Profile ACRESREIT.COM 1 Excludes loans in default at March 31, 2024 2 Fully-extended maturity basis assumes borrower elects and qualifies for all extensions 3 Interest rate caps are contractually owned by the underlying borrower and supplement the property cash flows that collateralize the floating rate CRE loan portfolio 4 Our current interest rate caps have maturities from April 2024 through January 2027 Fully extended weighted average loan maturity 1,2 of the par value of the portfolio has interest rate caps in place at March 31, 2024 3,4 2.6 years 77%

CRE Loan Risk Ratings and CECL Reserves All but five of ACR’s 66 loans are current on contractual payments at March 31, 2024 CECL Reserve Overview ACRESREIT.COM 1 See page 20 for additional information on the risk rating definitions Risk Rating by Collateral Type, $ at par 1Q24 W.A. Risk Rating: 2.6 4Q23 W.A. Risk Rating: 2.7 of ACR’s loans have a risk rating of 1, 2 or 3 that are performing in line with or near underwritten expectations 1 83% Specific CECL Reserve General CECL Reserve Total Reserve $28.8M Total Reserve $33.7M 100% Risk Rated 5 100% Risk Rated 5 40% Risk Rated 4 - 5 60% Risk Rated 2 - 3 35% Risk Rated 4 - 5 65% Risk Rated 1 - 3 1Q24 Risk Rating Overview $1,477M $1,405M $246.5M $257.6M $71.5M $71.5M $49.0M $49.0M $8.0M $8.0M Loan Count 8 30 3 22 3

Investments in Real Estate Properties $162.9 million of net investments in real estate and properties held for sale 1,2 Student Housing $13.0M 3 Existing structure and development of adjacent lot Equity investment in the southeast region Value add and development project Acquired in April 2022 Construction commenced in the first quarter of 2023 388-key hotel next to a convention center Equity investment in the east north central region Conversion to a Hilton hotel and stabilization Acquired in April 2022 279-key hotel next to a convention center Equity via lending activities in the northeast region Acquired the deed in November 2020 Reclassified to held for sale as of September 30, 2022 ACRESREIT.COM 1 Investments in real estate comprise six properties, four of which are held at depreciated/amortized cost basis and two of which are held for sale at lower of cost or fair value. Images exclude the $20.9M property held for sale acquired via deed-in-lieu of foreclosure in June 2023. 2 Real estate related depreciation and amortization expense is $1.2 million for the 1st quarter of 2024 3 Represents value on date of acquisition 99K SF Class A office / life science/ lab space Equity investment in the northeast region Lease up as life science / lab building Acquired in October 2021 Hotel $38.6M 3 Office $14.6M 3 Hotel $39.8M 3 Multifamily $14.2M 3 12-acre parcel of land for multifamily development Equity investment in the northeast region Development of a multifamily complex Acquired in November 2021

CAPITALIZATION OVERVIEW

Total Capitalization ($ in Millions)	$2,068.7
Corporate WACC [1]	7.38%
Total Asset Specific Financing	$1,425.6
WA Asset Specific Cost	BR + 1.96%
Term/Senior Secured Avail.	$768.3
Recourse Debt Leverage	1.1x
Total Corporate Leverage	3.7x

Outstanding Financing

90%	Non-Mark-to-Market
10%	Term Warehouse Financing
71%	Securitizations
9%	Senior Unsecured Notes
4%	Senior Secured Financing
3%	Trust Preferred Securities
3%	Mortgages Payable



$ in Millions	Capitalization				
	Maximum Capacity	Amount	$ Avail.	W. Avg. Coupon	Leverage Ratio
Term Warehouse Financing [2]	$500.0	$165.8	$332.8	BR + 2.64%	0.4x
Senior Secured Financing [2]	500.0	61.8	435.5	BR + 3.78%	0.1x
Mortgages Payable					
ReadyCap Commercial, LLC [2]	$20.4	$19.4	$0.8	BR + 3.80%	
Oceanview Life and Annuity Company [3]	48.0	16.8	30.2	BR + 6.00%	
Florida Pace Funding Agency [3]	15.5	15.1	0.0	7.26%	
Total Mortgages Payable	$83.9	$51.3	$31.0		0.2x
Senior Unsecured Notes	150.0	148.3	-	5.75%	0.3x
Trust Preferred Securities	51.5	51.5	-	BR + 3.95%	0.1x
Total Recourse Debt	**$1,285.4**	**$478.7**	**$799.3**		**1.1x**
Securitizations [2]	1,146.8	1,146.8	-	BR + 1.66%	2.6x
Total Leverage [4]	**$2,432.2**	**$1,625.5**	**$799.3**		**3.7x**
Preferred Equity		224.0		8.26%	
Common Equity [5]		219.2			
Total Capitalization		**$2,068.7**		**7.38% [1]**	

[1] Weighted average cost of capital ("WACC") calculation excludes the impact of common equity in the denominator
[2] Asset-specific borrowings total $1.4 billion, of which securitizations are 80%
[3] Current balance includes capitalized deferred debt issuance costs
[4] Includes $12.7 million of unamortized deferred debt issuance costs and discounts on borrowings
[5] Includes $10.4 million of non-controlling interests

ACRESREIT.COM 11

Leverage AND Liquidity Trend ACRESREIT.COM 1 Includes the projected amount of proceeds available to the Company if the unfinanced loans were financed with the applicable facilities $92.1 $91.2 $104.0 $ in millions Leverage Ratios Total Liquidity ($ in millions) $107.7

Appendix ACRESREIT.COM

Consolidated Balance Sheets ACRESREIT.COM (in thousands, except share and per share data)   Mar. 31, 2024   Dec. 31, 2023 Assets   (unaudited)     Cash and cash equivalents   $ 84,600   $ 83,449 Restricted cash   4,035   8,437 Accrued interest receivable   11,889   11,783 CRE loans   1,774,883   1,857,093 Less: allowance for credit losses   (33,653)   (28,757) CRE loans, net   1,741,230   1,828,336 Loan receivable - related party   10,925   10,975 Investments in unconsolidated entities   21,671   1,548 Properties held for sale   62,986   62,605 Investments in real estate   171,284   157,621 Right of use assets   19,799   19,879 Intangible assets   7,638   7,882 Other assets   3,795   3,590 Total Assets   $ 2,139,852   $ 2,196,105 Liabilities     Accounts payable and other liabilities   $ 13,873   $ 13,963 Management fee payable - related party   541   584 Accrued interest payable   5,990   8,459 Borrowings   1,625,499   1,676,200 Lease liabilities   44,439   44,276 Distributions payable   3,229   3,262 Accrued tax liability   43   121 Liabilities held for sale   3,073   3,025 Total Liabilities   1,696,687   1,749,890 Equity     Series C Preferred stock, par value $0.001   5   5 Series D Preferred stock, par value $0.001   5   5 Common stock, par value $0.001   8   8 Additional paid-in capital   1,165,999   1,169,970 Accumulated other comprehensive loss   (4,404)   (4,801) Distributions in excess of earnings   (728,835)   (729,391) Total Stockholders’ Equity   432,778   435,796 Non-controlling interests   10,387   10,419 Total Equity   443,165   446,215 Total Liabilities and Equity   $ 2,139,852   $ 2,196,105

Consolidated Statements of Operations (Unaudited, in thousands, except share and per share data)   For the Three Months Ended     Mar. 31, 2024   Mar. 31, 2023 Revenues         Interest income   $ 42,611   $ 45,329 Interest expense   31,251   31,375 Net interest income   11,360   13,954 Real estate income   7,371   7,071 Other revenue   37   33 Total revenues   18,768   21,058 Operating Expenses         General and administrative   3,255   2,979 Real estate expenses   9,531   8,860 Management fees - related party   1,627   1,773 Equity compensation - related party   477   894 Corporate depreciation and amortization   8   23 Provision for credit losses, net   4,896   5,096 Total operating expenses   19,794   19,625 Other Income         Gain on conversion of real estate   5,835   — Gain on sale of real estate   —   745 Other income   115   110 Total other income   5,950   855 Income before Taxes   4,924   2,288 Income tax benefit   —   5 Net Income   $ 4,924   $ 2,293 Net income allocated to preferred shares   (4,822)   (4,855) Carrying value in excess of consideration paid for preferred shares 242 — Net loss allocable to non-controlling interest, net of taxes   212   146 Net Income (Loss) Allocable to Common Shares   $ 556   $ (2,416) Net Income (Loss) per Common Share – Basic   $ 0.07   $ (0.28) Net Income (Loss) per Common Share – Diluted   $ 0.07   $ (0.28) Weighted Average Number of Common Shares Outstanding - Basic   7,754,130   8,500,413 Weighted Average Number of Common Shares Outstanding - Diluted   8,033,813   8,500,413 ACRESREIT.COM

Earnings Available for Distribution ACRESREIT.COM 1 See page 19 for additional information on these non- GAAP financial measures (Unaudited, in thousands, except share and per share data)   For the Three Months Ended     Mar. 31, 2024   Mar. 31, 2023 Net Income (Loss) Allocable to Common Shares - GAAP   $ 556   $ (2,416) Realized gain on sale of investment in real estate — (745) Net income (loss) allocable to common shares - GAAP, adjusted $ 556 $ (3,161)           Non-cash equity compensation expense   477   894 Non-cash provision for CRE credit losses   4,896   5,096 Realized gain on sale of investment in real estate — 745 Unrealized gain on core activities (5,835) — Real estate depreciation and amortization   1,238   954 Net income from non-core assets   (50)   (26)         Earnings Available for Distribution Allocable to Common Shares 1   $ 1,282   $ 4,502 Earnings Available for Distribution per Common Share – Diluted 1   $ 0.16   $ 0.52 Weighted Average Number of Common Shares Outstanding - Diluted on EAD Allocable to Common Shares   8,033,813   8,702,403

CECL Trend Analysis Chart ACR’s CECL reserve as a percentage of the total CRE loan portfolio remained steady from 2Q22 until 3Q221 ACRESREIT.COM 1 Percentages based on total CRE loans at par, except for the multifamily percentage, which is based on total carrying value of the CRE loans Since 3Q22, volatility in the commercial real estate sector and limited market liquidity have caused an increase in the CECL reserves to 1.89% at 1Q24

Benchmark Sensitivity Analysis Trend The recent increases to benchmark rates on net interest income have returned our match-financed investment portfolio to having a direct correlation to the rise or fall in interest rates BR Change Decreased 1.00% No Change Increased 0.25% Increased 0.50% Increased 0.75% Increased 1.00% BR: 4.80% BR Change Decreased 1.00% No Change Increased 0.25% Increased 0.50% Increased 0.75% Increased 1.00% BR: 5.33% ACRESREIT.COM March 31, 2023 March 31, 2024 Quarterly Net Interest Income per Share Sensitivity to Changes in BRs Change to a positive correlation to net interest income assuming a 1.00% increase to BRs

Key Definitions Earnings Available for Distribution: Earnings Available for Distribution (“EAD”) is a non-GAAP financial measure that the Company uses to evaluate its operating performance. EAD excludes the effects of certain transactions and GAAP adjustments that it believes are not necessarily indicative of its current CRE loan portfolio and other CRE-related investments and operations. EAD excludes income (loss) from all non-core assets comprising of investments and securities owned by the Company at the initial measurement date of December 31, 2016 in commercial finance, middle market lending, residential mortgage lending, certain legacy CRE loans and other non-CRE assets designated as assets held for sale. EAD, for reporting purposes, is defined as GAAP net income (loss) allocable to common shares, excluding (i) non-cash equity compensation expense, (ii) unrealized gains and losses, (iii) non-cash provisions for loan losses, (iv) non-cash impairments on securities, (v) non-cash amortization of discounts or premiums associated with borrowings, (vi) net income or loss from a limited partnership interest owned at the initial measurement date, (vii) net income or loss from non-core assets, (viii) real estate depreciation and amortization, (ix) foreign currency gains or losses and (x) income or loss from discontinued operations. EAD may also be adjusted periodically to exclude certain one-time events pursuant to changes in GAAP and certain non-cash items. Although pursuant to the Fourth Amended and Restated Management Agreement the Company calculates the Manager’s incentive compensation using EAD excluding incentive fees payable to the Manager, the Company includes incentive fees payable to the Manager in EAD for reporting purposes. Benchmark Rate: Benchmark Rate (“BR”) refers to the collective one-month Term Secured Overnight Finance Rate (“SOFR”) rates that are used as benchmarks on the originated loans during the associated period. Book Value : Book value is presented per common share, excluding unvested restricted stock and including warrants to purchase common stock. The measure refers to common stock book value, which is calculated as total stockholders’ equity less preferred stock equity. Leverage ratio is calculated as the respective period ended borrowings over total equity. Asset-specific leverage ratio excludes corporate debt from the calculation. Leverage Ratio: ACRESREIT.COM Current Expected Credit Losses: Current Expected Credit Losses (‘CECL”) refers to the provision to earnings in order to estimate expected losses.

Other Disclosures Rating 1: Property performance has surpassed underwritten expectations Occupancy is stabilized, the property has had a history of consistently high occupancy, and the property has a diverse and high-quality tenant mix Rating 2: Property performance is consistent with underwritten expectations and covenants and performance criteria are being met or exceeded Occupancy is stabilized, near stabilized or is on track with underwriting Rating 3: Property performance lags behind underwritten expectations Occupancy is not stabilized and the property has some tenancy rollover Rating 4: Property performance significantly lags behind underwritten expectations. Performance criteria and loan covenants have required occasional waivers Occupancy is not stabilized and the property has a large amount of tenancy rollover Rating 5: Property performance is significantly worse than underwritten expectations. The loan is not in compliance with loan covenants and performance criteria and may be in default. Expected sale proceeds would not be sufficient to pay off the loan at maturity The property has a material vacancy rate and significant rollover of remaining tenants An updated appraisal is required upon designation and updated on an as-needed basis CRE loans are collateralized by a diversified mix of real estate properties and are assessed for credit quality based on the collective evaluation of several factors, including but not limited to: collateral performance relative to underwritten plan, time since origination, current implied and/or re-underwritten loan-to-collateral value ratios, loan structure and exit plan. Depending on the loan’s performance against these various factors, loans are rated on a scale from 1 to 5, with loans rated 1 representing loans with the highest credit quality and loans rated 5 representing loans with the lowest credit quality. The factors evaluated provide general criteria to monitor credit migration in the Company’s loan portfolio; as such, a loan’s rating may improve or worsen, depending on new information received. The criteria set forth below should be used as general guidelines, and therefore not every loan will have all of the characteristics described in each category below. Commercial Real Estate Loans Risk Ratings ACRESREIT.COM

Additional information is available at the Company’s website. Contact Information Headquarters: 390 RXR Plaza Uniondale, NY 11556 Investor Relations: ir@acresreit.com 516-862-2385 New York Stock Exchange: Common Stock Symbol: ACR Pref. Stock Symbols: ACRPrC & ACRPrD ACRES Commercial Realty Corp. is a real estate investment trust that is primarily focused on originating, holding and managing commercial real estate mortgage loans and equity investments in commercial real estate property through direct ownership and joint ventures. www.acresreit.com